Exhibit 99.1

NEWS RELEASE
Kaman Corporation
1332 Blue Hills Avenue Bloomfield, CT USA
P 860.243.7100 www.kaman.com

KAMAN REPORTS 2017 SECOND QUARTER RESULTS

Second Quarter Highlights:

•	Diluted earnings per share of $0.48

•	Distribution operating margin of 5.7%

•	Aerospace operating margin of 15.4%

•	Extended the production of the K-MAX® aircraft for deliveries into 2019

•	Operating margin outlook for Distribution increased, high end of sales outlook lowered

BLOOMFIELD, Conn. (July 31, 2017) - Kaman Corp. (NYSE:KAMN) today reported financial results for the second fiscal quarter ended June 30, 2017.

Table 1. Summary of Financial Results (unaudited)
In thousands except per share amounts	For the Three Months Ended
	June 30, 2017	July 1, 2016	Change
Net sales:
Distribution	$278,706	$286,052	$(7,346)
Aerospace	170,300	184,590	(14,290)
Net sales	$449,006	$470,642	$(21,636)

Operating income:
Distribution	$15,934	$13,807	$2,127
% of sales	5.7%	4.8%	0.9%
Aerospace	26,270	30,461	(4,191)
% of sales	15.4%	16.5%	(1.1)%
Net gain (loss) on sale of assets	(15)	(14)	(1)
Corporate expense	(14,797)	(14,407)	(390)
Operating income	$27,392	$29,847	$(2,455)

Adjusted EBITDA*:
Net earnings	$13,458	$16,495	$(3,037)
Adjustments	24,487	24,563	(76)
Adjusted EBITDA*	$37,945	$41,058	$(3,113)
% of sales	8.5%	8.7%	(0.2)%

Earnings per share:
Diluted earnings per share	$0.48	$0.59	$(0.11)
Adjustments	—	0.05	(0.05)
Adjusted Diluted Earnings per Share*	$0.48	$0.64	$(0.16)

Neal J. Keating, Chairman, President and Chief Executive Officer, commented, “We are pleased with our results for the second quarter, as we continue to execute on our operational improvement initiatives and leverage incremental sales volume across both segments. As expected, we achieved significant sequential improvement in sales and earnings, which we expect to continue as we progress through the remainder of the year.

"At Distribution, operating margins for the second quarter were 5.7%, a 90 basis point improvement over the prior year and a 140 basis point improvement over the first quarter of 2017. As we have highlighted in recent quarters, we have taken steps to significantly strengthen Distribution's ability to drive improved performance. The success of these actions is reflected in the results for second quarter.

"At Aerospace, strong demand for our specialty bearings products, improved performance on our structures programs and an increase in sales for our missile fuze programs helped to offset the anticipated temporary shift in sales mix of our joint programmable fuze ("JPF") program. Our specialty bearings products performance was also very strong with sales of our self-lubricating airframe bearings and high precision miniature ball bearings both increasing year-over-year and sequentially.

"Recently, we were pleased to announce a number of significant program wins in our structures business. The Rolls Royce award in our composite business is primarily focused on products for the Trent 7000, which is the exclusive engine for the Airbus 330neo. The Sikorsky Multi-Year IX H-60 Cockpit contract award is a continuation of our successful and long running metallic structures and assembly program, with which we have been a partner with Sikorsky for more than 10 years. These important wins represent the breadth of our structures offerings and, more importantly, the confidence our customers have in us to deliver on long running, strategic production platforms. In addition to these important wins, we also announced the extension of K-MAX® production, which was based on increasing customer demand for our innovative and mission effective aircraft. We are in discussions with numerous potential customers to secure additional commitments.

"Finally, in July, we held a ceremony to commemorate the acceptance of the first two new production K-MAX® helicopters by Lectern Aviation Supplies Co., Ltd. of Hong Kong. These aircraft will be operated by Guangdong Juxiang General Aviation Co. Ltd, in China, primarily for firefighting. This is an important milestone for this program and we are proud of the cumulative effort of all those who have contributed to the success of the program."

Chief Financial Officer, Robert D. Starr, commented, "We expect the sequential improvement we saw in Aerospace performance to continue into the second half of the year as the customer mix of our JPF deliveries shifts to higher margin direct commercial sales, sales of our specialty bearings products increase, and we continue to deliver improved performance on our structures programs. At Distribution, thanks to initiatives we have put in place, we continued to deliver strong operational performance, resulting in year-over-year and sequential improvement in our segment operating margins.

"Moving to our outlook for 2017, we are revising our expectations for Distribution sales and operating margin, as well as our expectations for interest expense. We are modestly lowering our sales outlook at Distribution to $1,100 million to $1,125 million. However, due to the improvements we have made to our operating profit performance, we are raising our outlook for operating margin in the range of 5.0% to 5.3%. The mid-point of Distribution's operating profit outlook is essentially unchanged from our prior expectations.

"In connection with the May 2017 issuance of our convertible notes due 2024 and the repurchase of 90% of our convertible notes due 2017, we are increasing our outlook for interest expense by $3.0 million, which has a $0.07 impact to diluted earnings per share. The majority of the anticipated increase represents the incremental expense associated with our 2024 convertible notes and the use of proceeds from those notes to repay amounts outstanding under our revolving credit agreement, which were not included in the prior interest expense outlook. We now expect interest expense for the year of approximately $19 million.

"We are maintaining our guidance related to Aerospace for the full year. As we have mentioned previously, our outlook includes a significant JPF direct commercial sale that we expect to deliver in the fourth quarter. During the second quarter the congressional notification process was completed and we have subsequently submitted the necessary paperwork to allow for the receipt of the export license. Our current expectation is that we will receive the export license shortly that will allow us to ship the direct commercial sale over the balance of the year.

"Moving to cash flow, we generated $18.3 million in cash flow from operations during the second quarter leading to a Free Cash Flow* for the period of $10.5 million. The pattern of cash flow generation in 2017 is consistent with our prior experience, and as such, we are maintaining our Free Cash Flow outlook for 2017 in the range of $70 million to $100 million."

2017 Outlook

Our revised 2017 outlook is as follows:

•	Distribution:

◦	Sales of $1,100.0 million to $1,125.0 million

◦	Operating margins of 5.0% to 5.3%

◦	Depreciation and amortization expense of $16.0 million

•	Aerospace:

◦	Sales of $730.0 million to $760.0 million

◦	Operating margins of 16.5% to 17.0%

◦	Depreciation and amortization expense of $23.0 million

•	Interest expense of approximately $19.0 million

•	Corporate expenses of approximately $55.0 million

•	Estimated annualized tax rate of approximately 34.5%

•	Consolidated depreciation and amortization expense of approximately $45.0 million

•	Capital expenditures of approximately $35.0 million

•	Cash flows from operations in the range of $105.0 million to $135.0 million; Free Cash Flow* in the range of $70.0 million to $100.0 million

•	Weighted average diluted shares outstanding of 28.5 million

Please see the MD&A section of the Company's Form 10-Q filed with the Securities and Exchange Commission concurrently with the issuance of this release for greater detail on our results and various company programs.

A conference call has been scheduled for tomorrow, August 1, 2017, at 8:30 AM ET. Listeners may access the call live by telephone at (844) 473-0975 and from outside the U.S. at (562) 350-0826 using the Conference ID: 33225313; or, via the Internet at www.kaman.com. A replay will also be available two hours after the call and can be accessed at (855) 859-2056 or (404) 537-3406 using the Conference ID: 33225313. In its discussion, management may reference certain non-GAAP financial measures related to company performance. A reconciliation of that information to the most directly comparable GAAP measures is provided in this release.

About Kaman Corporation
Kaman Corporation, founded in 1945 by aviation pioneer Charles H. Kaman, and headquartered in Bloomfield, Connecticut conducts business in the aerospace and industrial distribution markets.  The company produces and markets proprietary aircraft bearings and components; super precision, miniature ball bearings; complex metallic and composite aerostructures for commercial, military and general aviation fixed and rotary wing aircraft; safe and arming solutions for missile and bomb systems for the U.S. and allied militaries; subcontract helicopter work; restoration, modification and support of  our SH-2G Super Seasprite maritime helicopters; manufacture and support of our K-MAX® manned and unmanned medium-to-heavy lift helicopters; and engineering design, analysis and certification services.  The company is a leading distributor of industrial parts, and operates approximately 240 customer service centers and five distribution centers across the U.S. and Puerto Rico. Kaman offers more than four million items including bearings, mechanical power transmission, electrical, material handling, motion control, fluid power, automation and MRO supplies to customers in virtually every industry.  Additionally, Kaman provides engineering, design and support for automation, electrical, linear, hydraulic and pneumatic systems as well as belting and rubber fabrication, customized mechanical services, hose assemblies, repair, fluid analysis and motor management. More information is available at www.kaman.com.

Table 2. Summary of Segment Information (in thousands) (unaudited)
	For the Three Months Ended		For the Six Months Ended
	June 30, 2017	July 1, 2016	June 30, 2017	July 1, 2016
Net sales:
Distribution	$278,706	$286,052	$550,324	$574,716
Aerospace	170,300	184,590	334,623	347,124
Net sales	$449,006	$470,642	$884,947	$921,840

Operating income:
Distribution	$15,934	$13,807	$27,628	$24,276
Aerospace	26,270	30,461	42,859	51,758
Net gain (loss) on sale of assets	(15)	(14)	5	14
Corporate expense	(14,797)	(14,407)	(28,892)	(27,851)
Operating income	$27,392	$29,847	$41,600	$48,197

Table 3. Depreciation and Amortization by Segment (in thousands) (unaudited)
	For the Three Months Ended		For the Six Months Ended
	June 30, 2017	July 1, 2016	June 30, 2017	July 1, 2016
Depreciation and Amortization:
Distribution	$3,862	$4,338	$7,895	$8,141
Aerospace	5,795	5,951	11,533	11,749
Corporate	896	922	1,881	1,860
Consolidated Total	$10,553	$11,211	$21,309	$21,750

Non-GAAP Measures Disclosure

Management believes that the Non-GAAP (Generally Accepted Accounting Principles) financial measures indicated by an asterisk (*) used in this release or in other disclosures provide important perspectives into the Company's ongoing business performance. The Company does not intend for the information to be considered in isolation or as a substitute for the related GAAP measures. Other companies may define the measures differently. We define the Non-GAAP measures used in this report and other disclosures as follows:

Organic Sales - Organic Sales is defined as "Net Sales" less sales derived from acquisitions completed during the preceding twelve months. We believe that this measure provides management and investors with a more complete understanding of underlying operating results and trends of established, ongoing operations by excluding the effect of acquisitions, which can obscure underlying trends. We also believe that presenting Organic Sales separately for our segments provides management and investors with useful information about the trends impacting our segments and enables a more direct comparison to other businesses and companies in similar industries. Management recognizes that the term "Organic Sales" may be interpreted differently by other companies and under different circumstances. No other adjustments were made during the three-month and six-month fiscal periods ended June 30, 2017, and July 1, 2016. The following table illustrates the calculation of Organic Sales using the GAAP measure, "Net Sales".

Table 4. Organic Sales (in thousands) (unaudited)
	For the Three Months Ended		For the Six Months Ended
	June 30, 2017	July 1, 2016	June 30, 2017	July 1, 2016
Distribution
Net sales	$278,706	$286,052	$550,324	$574,716
Acquisition Sales	—	894	—	3,553
Organic Sales	$278,706	$285,158	$550,324	$571,163
Aerospace
Net sales	$170,300	$184,590	$334,623	$347,124
Acquisition Sales	—	18,089	—	35,381
Organic Sales	$170,300	$166,501	$334,623	$311,743
Consolidated
Net sales	$449,006	$470,642	$884,947	$921,840
Acquisition Sales	—	18,983	—	38,934
Organic Sales	$449,006	$451,659	$884,947	$882,906

Organic Sales per Sales Day - Organic Sales per Sales Day is defined as GAAP "Net sales of the Distribution segment" less sales derived from acquisitions completed during the preceding twelve months divided by the number of Sales Days in a given period. Sales days ("Sales Days") are the days that the Distribution segment's branch locations were open for business and exclude weekends and holidays. Management believes Organic Sales per Sales Day provides an important perspective on how net sales may be impacted by the number of days the segment is open for business and provides a basis for comparing periods in which the number of Sales Days differs.

The following table illustrates the calculation of Organic Sales per Sales Day using “Net sales: Distribution” from the “Segment and Geographic Information” footnote in the “Notes to Condensed Consolidated Financial Statements” included in the Company's Form 10-Q filed with the Securities and Exchange Commission on July 31, 2017. Sales from acquisitions are classified as organic beginning with the thirteenth month following the acquisition. Prior period information is adjusted to reflect acquisition sales for that period as organic sales when calculating the change in Organic Sales per Sales Day.

Table 5. Distribution - Organic Sales Per Sales Day (in thousands, except days) (unaudited)		For the Three Months Ended		For the Six Months Ended
		June 30, 2017	July 1, 2016	June 30, 2017	July 1, 2016

Current period
Net sales		$278,706	$286,052	$550,324	$574,716
Acquisition sales (1)		—	894	—	3,553
Organic sales		278,706	285,158	550,324	571,163
Sales days		64	64	128	129
Organic Sales per Sales Day for the current period	a	$4,355	$4,456	$4,299	$4,428

Prior period
Net sales from the prior year		$286,052	$304,050	$574,716	$615,521
Sales days from the prior year		64	63	129	129
Sales per sales day from the prior year	b	$4,470	$4,826	$4,455	$4,771

% change	(a-b)÷b	(2.6)%	(7.7)%	(3.5)%	(7.2)%

Table 6. Distribution - Sales Days
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Distribution Sales Days
2017 Sales Days by quarter	64	64	62	62
2016 Sales Days by quarter	65	64	63	61

Adjusted EBITDA - Adjusted EBITDA is defined as net earnings before interest, taxes, other expense (income), net, and depreciation and amortization. Adjusted EBITDA differs from net earnings, as calculated in accordance with GAAP, in that it excludes interest expense, net, income tax expense, depreciation and amortization and other expense (income), net. We have made numerous investments in our business, such as acquisitions and capital expenditures, including facility improvements, new machinery and equipment, improvements to our information technology infrastructure and new ERP systems, which we have adjusted for in Adjusted EBITDA. Adjusted EBITDA also does not give effect to cash used for debt service requirements and thus does not reflect funds available for distributions, reinvestments or other discretionary uses. Management believes Adjusted EBITDA provides an additional perspective on the operating results of the organization and its earnings capacity and helps improve the comparability of our results between periods because it provides a view of our operations that excludes items that management believes are not reflective of operating performance, such as items traditionally removed from net earnings in the calculation of EBITDA as well as Other expense (income), net. Adjusted EBITDA is not presented as an alternative measure of operating performance, as determined in accordance with GAAP. No other adjustments were made during the three-month and six-month fiscal periods ended June 30, 2017, and July 1, 2016. The following table illustrates the calculation of Adjusted EBITDA using GAAP measures, "Net earnings", "Interest expense, net", "Income Tax expense", "Depreciation and amortization" and "Other expense (income), net".

Table 7. Adjusted EBITDA (in thousands) (unaudited)
	For the Three Months Ended		For the Six Months Ended
	June 30, 2017	July 1, 2016	June 30, 2017	July 1, 2016
Adjusted EBITDA
Consolidated Results
Sales	$449,006	$470,642	$884,947	$921,840

Net earnings	$13,458	$16,495	$19,749	$26,272

Interest expense, net	$6,122	$3,988	$10,282	$7,795
Income tax expense	7,881	8,875	11,797	13,555
Other expense (income), net	(69)	489	(228)	575
Depreciation and amortization	10,553	11,211	21,309	21,750
Adjustments	$24,487	$24,563	$43,160	$43,675

Adjusted EBITDA	$37,945	$41,058	$62,909	$69,947
Adjusted EBITDA margin	8.5%	8.7%	7.1%	7.6%

Free Cash Flow - Free Cash Flow is defined as GAAP “Net cash provided by (used in) operating activities” in a period less “Expenditures for property, plant & equipment” in the same period. Management believes Free Cash Flow provides an important perspective on our ability to generate cash from our business operations and, as such, that it is an important financial measure for use in evaluating the Company's financial performance. Free Cash Flow should not be viewed as representing the residual cash flow available for discretionary expenditures such as dividends to shareholders or acquisitions, as it may exclude certain mandatory expenditures such as repayment of maturing debt and other contractual obligations. Management uses Free Cash Flow internally to assess overall liquidity. The following table illustrates the calculation of Free Cash Flow using “Net cash provided by (used in) operating activities” and “Expenditures for property, plant & equipment”, GAAP measures from the Condensed Consolidated Statements of Cash Flows included in this release.

Table 8. Free Cash Flow (in thousands) (unaudited)
	For the Six Months Ended	For the Three Months Ended	For the Three Months Ended
	June 30, 2017	March 31, 2017	June 30, 2017
Net cash (used in) provided by operating activities	$(174)	$(18,449)	$18,275
Expenditures for property, plant & equipment	(15,196)	(7,409)	(7,787)
Free Cash Flow	$(15,370)	$(25,858)	$10,488

Table 9. Free Cash Flow - 2017 Outlook (in millions)	2017 Outlook
Free Cash Flow:
Net cash provided by operating activities	$105.0	to	$135.0
Less: Expenditures for property, plant and equipment	(35.0)	to	(35.0)
Free Cash Flow	$70.0	to	$100.0

Debt to Capitalization Ratio - Debt to Capitalization Ratio is calculated by dividing debt by capitalization. Debt is defined as GAAP “Current portion of long-term debt” plus “Long-term debt, excluding current portion”. Capitalization is defined as Debt plus GAAP “Total shareholders' equity” and "Temporary equity". Management believes that Debt to Capitalization Ratio is a measurement of financial leverage and provides an insight into the financial structure of the Company and its financial strength. The following table illustrates the calculation of Debt to Capitalization Ratio using GAAP measures from the Condensed Consolidated Balance Sheets included in this release.

Table 10. Debt to Capitalization Ratio (in thousands) (unaudited)
	June 30, 2017	December 31, 2016
Current portion of long-term debt, net of debt issuance costs	$18,910	$119,548
Long-term debt, excluding current portion, net of debt issuance costs	414,765	296,598
Debt	$433,675	$416,146
Temporary equity, convertible notes	68	1,797
Total shareholders' equity	600,346	565,787
Capitalization	$1,034,089	$983,730
Debt to Capitalization Ratio	41.9%	42.3%

Adjusted Net Earnings and Adjusted Diluted Earnings Per Share - Adjusted Net Earnings and Adjusted Diluted Earnings per Share are defined as GAAP "Net earnings" and "Diluted earnings per share", less items that are not indicative of the operating performance of the business for the periods presented. These items are included in the reconciliation below. Management uses Adjusted Net Earnings and Adjusted Diluted Earnings per Share to evaluate performance period over period, to analyze the underlying trends in our business and to assess its performance relative to its competitors. We believe that this information is useful for investors and financial institutions seeking to analyze and compare companies on the basis of operating performance.

The following table illustrates the calculation of Adjusted Net Earnings and Adjusted Diluted Earnings per Share using “Net earnings” and “Diluted earnings per share” from the “Condensed Consolidated Statements of Operations” included in the Company's Form 10-Q filed with the Securities and Exchange Commission on July 31, 2017.

Table 11. Adjusted Net Earnings and Adjusted Diluted Earnings per Share
(In thousands except per share amounts) (unaudited)
	For the Three Months Ended		For the Six Months Ended
	June 30, 2017	July 1, 2016	June 30, 2017	July 1, 2016
Adjustments to Net Earnings, pre tax
Acquisition transaction and integration costs	$—	$2,302	$—	$4,304
Restructuring and severance costs at Distribution	—	—	—	347
Adjustments, pre tax	$—	$2,302	$—	$4,651

Tax Effect of Adjustments to Net Earnings
Acquisition transaction and integration costs	$—	$806	$—	$1,506
Restructuring and severance costs at Distribution	—	—	—	121
Tax effect of Adjustments	$—	$806	$—	$1,627

Adjustments to Net Earnings, net of tax
GAAP Net earnings, as reported	$13,458	$16,495	$19,749	$26,272
Acquisition transaction and integration costs	—	1,496	—	2,798
Restructuring and severance costs at Distribution	—	—	—	226
Adjusted Net Earnings	$13,458	$17,991	$19,749	$29,296

Calculation of Adjusted Diluted Earnings per Share
GAAP diluted earnings per share	$0.48	$0.59	$0.70	$0.94
Acquisition transaction and integration costs	—	0.05	—	0.10
Restructuring and severance costs at Distribution	—	—	—	0.01
Adjusted Diluted Earnings per Share	$0.48	$0.64	$0.70	$1.05

Diluted weighted average shares outstanding	27,842	27,944	28,370	27,875

Adjusted Net Sales and Adjusted Operating Income - Adjusted Net Sales is defined as net sales, less items not indicative of normal sales, such as revenue recorded related to the settlement of claims. Adjusted Operating Income is defined as operating income, less items that are not indicative of the operating performance of the Company's segments or corporate function for the period presented. These items are included in the reconciliation below. Management uses Adjusted Net Sales and Adjusted Operating Income to evaluate performance period over period, to analyze underlying trends in our segments and corporate function and to assess their performance relative to their competitors. We believe that this information is useful for investors and financial institutions seeking to analyze and compare companies on the basis of operating performance.

The following table illustrates the calculation of Adjusted Operating Income using information found in Note 13, Segment and Geographic Information, to the Condensed Consolidated Financial Statements included in the Company's Form 10-Q filed with the Securities and Exchange Commission on July 31, 2017.

Table 12. Adjusted Net Sales and Adjusted Operating Income
(In thousands) (unaudited)
	For the Three Months Ended		For the Six Months Ended
	June 30, 2017	July 1, 2016	June 30, 2017	July 1, 2016
DISTRIBUTION SEGMENT OPERATING INCOME:
Net Sales	$278,706	$286,052	$550,324	$574,716
GAAP Operating income - Distribution segment	$15,934	$13,807	$27,628	$24,276
% of GAAP net sales	5.7%	4.8%	5.0%	4.2%
Restructuring and severance costs at Distribution	—	—	—	347
Adjusted Operating Income - Distribution segment	$15,934	$13,807	$27,628	$24,623
% of net sales	5.7%	4.8%	5.0%	4.3%

AEROSPACE SEGMENT OPERATING INCOME:
Net Sales	$170,300	$184,590	$334,623	$347,124
Adjustments	—	4,300	—	4,300
Adjusted Net Sales	$170,300	$180,290	$334,623	$342,824
GAAP Operating income - Aerospace segment	$26,270	$30,461	$42,859	$51,758
% of GAAP net sales	15.4%	16.5%	12.8%	14.9%
% of Adj. net sales	15.4%	16.9%	12.8%	15.1%
Acquisition transaction and integration costs	—	2,302	—	4,304
Adjusted Operating Income - Aerospace segment	$26,270	$32,763	$42,859	$56,062
% of GAAP net sales	15.4%	17.7%	12.8%	16.2%
% of Adj. net sales	15.4%	18.2%	12.8%	16.4%

CONSOLIDATED OPERATING INCOME:
Net Sales	$449,006	$470,642	$884,947	$921,840
Adjustments	—	4,300	—	4,300
Adjusted Net Sales	$449,006	$466,342	$884,947	$917,540
GAAP - Operating income	$27,392	$29,847	$41,600	$48,197
% of GAAP net sales	6.1%	6.3%	4.7%	5.2%
% of Adj. net sales	6.1%	6.4%	4.7%	5.3%
Acquisition transaction and integration costs	—	2,302	—	4,304
Restructuring and severance costs at Distribution	—	—	—	347
Adjusted Operating Income	$27,392	$32,149	$41,600	$52,848
% of GAAP net sales	6.1%	6.8%	4.7%	5.7%
% of Adj. net sales	6.1%	6.9%	4.7%	5.8%

FORWARD-LOOKING STATEMENTS

This release contains "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements also may be included in other publicly available documents issued by the Company and in oral statements made by our officers and representatives from time to time. These forward-looking statements are intended to provide management's current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid. They can be identified by the use of words such as "anticipate," "intend," "plan," "goal," "seek," "believe," "project," "estimate," "expect," "strategy," "future," "likely," "may," "should," "would," "could," "will" and other words of similar meaning in connection with a discussion of future operating or financial performance. Examples of forward looking statements include, among others, statements relating to future sales, earnings, cash flows, results of operations, uses of cash and other measures of financial performance.

Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties and other factors that may cause the Company's actual results and financial condition to differ materially from those expressed or implied in the forward-looking statements. Such risks, uncertainties and other factors include, among others: (i) changes in domestic and foreign economic and competitive conditions in markets served by the Company, particularly the defense, commercial aviation and industrial production markets; (ii) changes in government and customer priorities and requirements (including cost-cutting initiatives, government and customer shut-downs, the potential deferral of awards, terminations or reductions of expenditures to respond to the priorities of Congress and the Administration, or budgetary cuts resulting from Congressional actions or automatic sequestration); (iii) changes in geopolitical conditions in countries where the Company does or intends to do business; (iv) the successful conclusion of competitions for government programs (including new, follow-on and successor programs) and thereafter successful contract negotiations with government authorities (both foreign and domestic) for the terms and conditions of the programs; (v) the timely receipt of any necessary export approvals and/or other licenses or authorizations from the U.S. Government; (vi) the existence of standard government contract provisions permitting renegotiation of terms and termination for the convenience of the government; (vii) the successful resolution of government inquiries or investigations relating to our businesses and programs; (viii) risks and uncertainties associated with the successful implementation and ramp up of significant new programs, including the ability to manufacture the products to the detailed specifications required and recover start-up costs and other investments in the programs; (ix) potential difficulties associated with variable acceptance test results, given sensitive production materials and extreme test parameters; (x) the receipt and successful execution of production orders under the Company's existing U.S. government JPF contract, including the exercise of all contract options and receipt of orders from allied militaries, but excluding any next generation programmable fuze programs, as all have been assumed in connection with goodwill impairment evaluations; (xi) the continued support of the existing K-MAX® helicopter fleet, including sale of existing K-MAX® spare parts inventory and the receipt of orders for new aircraft sufficient to recover our investment in the restart of the K-MAX® production line; (xii) the accuracy of current cost estimates associated with environmental remediation activities; (xiii) the profitable integration of acquired businesses into the Company's operations; (xiv) the ability to implement our ERP systems in a cost-effective and efficient manner, limiting disruption to our business, and allowing us to capture their planned benefits while maintaining an adequate internal control environment; (xv) changes in supplier sales or vendor incentive policies; (xvi) the effects of price increases or decreases; (xvii) the effects of pension regulations, pension plan assumptions, pension plan asset performance, future contributions and the pension freeze, including the ultimate determination of the U.S. Government's share of any pension curtailment adjustment calculated in accordance with CAS 413; (xviii) future levels of indebtedness and capital expenditures; (xix) the continued availability of raw materials and other commodities in adequate supplies and the effect of increased costs for such items; (xx) the effects of currency exchange rates and foreign competition on future operations; (xxi) changes in laws and regulations, taxes, interest rates, inflation rates and general business conditions; (xxii) the effects, if any, of the UK's exit from the EU; (xxiii) future repurchases and/or issuances of common stock; (xxiv) the incurrence of unanticipated restructuring costs or the failure to realize anticipated savings or benefits from past or future expense reduction actions; and (xxv) other risks and uncertainties set forth herein, in our 2016 Form 10-K and in our Form 10-Q for the fiscal quarter ended June 30, 2017.

Any forward-looking information provided in this release should be considered with these factors in mind. We assume no obligation to update any forward-looking statements contained in this report.
###
Contact: James Coogan
V.P., Investor Relations
(860) 243-6342
James.Coogan@kaman.com

KAMAN CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts) (unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30, 2017	July 1, 2016	June 30, 2017	July 1, 2016
Net sales	$449,006	$470,642	$884,947	$921,840
Cost of sales	314,043	326,876	625,168	643,644
Gross profit	134,963	143,766	259,779	278,196
Selling, general and administrative expenses	107,556	113,905	218,184	230,013
Net (gain) loss on sale of assets	15	14	(5)	(14)
Operating income	27,392	29,847	41,600	48,197
Interest expense, net	6,122	3,988	10,282	7,795
Other expense (income), net	(69)	489	(228)	575
Earnings before income taxes	21,339	25,370	31,546	39,827
Income tax expense	7,881	8,875	11,797	13,555
Net earnings	$13,458	$16,495	$19,749	$26,272

Earnings per share:
Basic earnings per share	$0.49	$0.61	$0.72	$0.97
Diluted earnings per share	$0.48	$0.59	$0.70	$0.94
Average shares outstanding:
Basic	27,557	27,101	27,351	27,080
Diluted	27,842	27,944	28,370	27,875
Dividends declared per share	$0.20	$0.18	$0.40	$0.36

KAMAN CORPORATION AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(In thousands, except share and per share amounts) (unaudited)

	June 30, 2017	December 31, 2016
Assets
Current assets:
Cash and cash equivalents	$27,766	$41,205
Accounts receivable, net	270,094	230,864
Inventories	392,600	393,814
Income tax refunds receivable	5,038	6,065
Other current assets	29,257	26,605
Total current assets	724,755	698,553
Property, plant and equipment, net of accumulated depreciation of $240,509 and $226,366, respectively	182,311	176,521
Goodwill	345,979	337,894
Other intangible assets, net	122,210	126,444
Deferred income taxes	50,224	59,373
Other assets	23,656	27,501
Total assets	$1,449,135	$1,426,286
Liabilities and Shareholders’ Equity
Current liabilities:
Current portion of long-term debt, net of debt issuance costs	$18,910	$119,548
Accounts payable – trade	118,872	116,663
Accrued salaries and wages	42,827	43,165
Advances on contracts	5,314	13,356
Income taxes payable	784	1,165
Other current liabilities	57,913	59,989
Total current liabilities	244,620	353,886
Long-term debt, excluding current portion, net of debt issuance costs	414,765	296,598
Deferred income taxes	7,491	6,875
Underfunded pension	139,979	156,427
Other long-term liabilities	41,866	44,916
Commitments and contingencies (Note 10)
Temporary equity, convertible notes	68	1,797
Shareholders' equity:
Preferred stock, $1 par value, 200,000 shares authorized; none outstanding	—	—
Common stock, $1 par value, 50,000,000 shares authorized; voting; 29,051,030 and 28,162,497 shares issued, respectively	29,051	28,162
Additional paid-in capital	179,535	171,162
Retained earnings	568,938	560,200
Accumulated other comprehensive income (loss)	(135,460)	(156,393)
Less 1,152,340 and 1,054,364 shares of common stock, respectively, held in treasury, at cost	(41,718)	(37,344)
Total shareholders’ equity	600,346	565,787
Total liabilities and shareholders’ equity	$1,449,135	$1,426,286

KAMAN CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(In thousands) (unaudited)

	For the Six Months Ended
	June 30, 2017	July 1, 2016
Cash flows from operating activities:
Net earnings	$19,749	$26,272
Adjustments to reconcile net earnings to net cash provided by (used in) operating activities:
Depreciation and amortization	21,309	21,750
Amortization of debt issuance costs	1,103	764
Accretion of convertible notes discount	2,091	1,058
Provision for doubtful accounts	511	672
Net gain on sale of assets	(5)	(14)
Loss on debt extinguishment	137	—
Net (gain) loss on derivative instruments	(337)	588
Stock compensation expense	3,707	3,622
Excess tax benefit from share-based compensation arrangements	—	(197)
Deferred income taxes	6,131	(928)
Changes in assets and liabilities, excluding effects of acquisitions/divestitures:
Accounts receivable	(34,666)	(30,735)
Inventories	3,987	(12,416)
Income tax refunds receivable	1,031	1,967
Other current assets	(1,641)	640
Accounts payable - trade	1,774	11,448
Accrued contract losses	246	693
Advances on contracts	(8,042)	3,723
Other accruals and payables	(2,171)	9,479
Income taxes payable	(414)	(211)
Pension liabilities	(10,312)	(9,549)
Other long-term liabilities	(4,362)	(3,274)
Net cash (used in) provided by operating activities	(174)	25,352
Cash flows from investing activities:
Proceeds from sale of assets	253	176
Expenditures for property, plant & equipment	(15,196)	(15,348)
Acquisition of businesses (net of cash acquired)	(1,365)	(5,681)
Other, net	(763)	(133)
Cash used in investing activities	(17,071)	(20,986)
Cash flows from financing activities:
Net borrowings (repayments) under revolving credit agreements	(53,431)	14,029
Debt repayment	(3,125)	(2,500)
Proceeds from the issuance of 2024 convertible notes	200,000	—
Repayment of 2017 convertible notes	(163,654)	—
Purchase of capped call - 2024 convertible notes	(20,500)	—
Proceeds from bond hedge settlement - 2017 convertible notes	58,564	—
Bank overdraft	575	47
Proceeds from exercise of employee stock awards	4,681	5,085
Purchase of treasury shares	(2,718)	(7,022)
Dividends paid	(10,312)	(9,744)
Debt and equity issuance costs	(7,348)	—
Other	(235)	(163)
Windfall tax benefit	—	197
Cash provided by (used in) financing activities	2,497	(71)
Net (decrease) increase in cash and cash equivalents	(14,748)	4,295
Effect of exchange rate changes on cash and cash equivalents	1,309	(547)
Cash and cash equivalents at beginning of period	41,205	16,462
Cash and cash equivalents at end of period	$27,766	$20,210

Supplemental disclosure of noncash activities:
Common shares issued for partial unwind of warrant transactions	$30,279	$—